Exhibit 99.1

FOR FURTHER INFORMATION:
Betty V. Norris	A. Mark Tyler
SVP & Chief Financial Officer	Interim Chief Executive Officer
Tel: 910-509-3914	Tel: 910-509-3912
Email: bnorris@capefearbank.com	Email: mtyler@capefearbank.com

Cape Fear Bank Corp. Reports 2008 Third Quarter Results

WILMINGTON, NC, October 31, 2008 – Cape Fear Bank Corporation (the “Company”) (NASDAQ: CAPE) today reported a net loss of $4.5 million or ($1.18) per diluted share for the third quarter of 2008 compared with net income of $359,000 or $0.09 per diluted share for the third quarter of 2007. For the first nine months of 2008, the Company recorded a net loss of $5.6 million, or ($1.46) per diluted share, compared with net income of $1.3 million, or $0.34 per diluted share, for the prior-year nine-month period. The primary factor contributing to the decline in earnings for the 2008 third quarter and nine-month periods was the $7.0 million increase in the provision for loan losses year-to-date, of which $6.0 million was recorded in the current quarter. Other expenses impacting earnings for the nine month period ending September 30, 2008 include pre-tax proxy related expenses of $1.3 million, of which $905,000 was in the third quarter. The one-time pre-tax severance expense of $1.0 million recorded for the former chairman and CEO also impacted earnings for the same periods in 2008.

With the settlement of the proxy battle on August 18, 2008, four new directors were appointed to the board of the holding company, and Walter L. Crouch, Jr. was appointed chairman. Mr. Crouch commented, “Our newly constituted board and bank management team have been actively addressing Cape Fear’s highest priority issues. We completed a comprehensive evaluation of the risk in the loan portfolio due to the weakened real estate market; we are focused on improving core business activities; and we are active in seeking new leadership for the bank. The board has made substantial progress in selecting a new CEO and has narrowed the list of qualified candidates.

“We are moving forward expeditiously to address shareholder concerns regarding our profitability, asset quality, and capital base. The board has engaged an investment banking firm, Burke Capital Group to explore strategic alternatives. The board of directors, along with bank management, has made these issues our top priority.”

Results from Operations

Total revenue, composed of net interest income and noninterest income, was $3.0 million for the third quarter of 2008, a decline of $707,000, or 19.2 percent, from the 2007 third quarter. Net interest income was $2.5 million for the third quarter of 2008, down $801,000 or 23.9 percent from year-ago levels from the combined impact of a 93 basis point decline in the net interest margin to 2.18 percent, partially offset by an 8.3 percent increase in average earning assets. Noninterest income for the current quarter was $422,000, up $94,000 or 28.7 percent above the same period in 2007, primarily from a higher level of service fees and charges due to the implementation of an overdraft privilege program.

The provision for loan losses recorded in the first nine months of 2008 was $7.2 million, of which $6.0 million was taken in the third quarter. This compares with a nine-month 2007 provision of $125,000. The allowance for loan losses increased to 2.97 percent of total loans at September 30, 2008 compared with 1.52 percent at June 30, 2008 and 1.34 percent for the year-ago quarter. Year-to-date, net charge-offs were $1.1 million, with $100,000 of net charge-offs recorded during the third quarter of 2008 with no recoveries or charge-offs recorded during third quarter of 2007. The larger 2008 provision reflects recognition of the risk in the loan portfolio due to the weakened real estate market.

Noninterest expense totaled $4.5 million for the third quarter, an increase of $1.3 million, or 41.8 percent, above the year-ago period. Salary and employee benefits expense increased by $502,000, mainly due to the severance expense of $746,000 associated with the resignation of the CEO. The other expense category, which increased $862,000 or 89.0 percent to $1.8 million compared to third quarter 2007, included increased FDIC premiums, and legal and other professional fees related to proxy expenses. Expenses associated with the dissident shareholder proxy battle for the third quarter and nine month period of 2008 totaled $905,000 and $1.3 million, respectively, compared to no such expenses during the first nine months of 2007.

Balance Sheet and Asset Quality

Total assets were $491.2 million at September 30, 2008, up $26.8 million, or 5.8 percent, from December 31, 2007. Loans outstanding increased year-to-date by $27.7 million, or 7.5 percent, to $398.4 million. Commercial Real Estate (CRE) loans were $132.9 million at September 30, 2008, accounting for the majority of year-to-date growth—up $16.2 million or 13.9 percent. Residential real estate, consisting of 1-4 family and home equity loans, accounted for $95.7 million, or 24.0 percent of the loan portfolio, up $7.6 million or 8.6 percent from the third quarter of 2007. Construction and land development (C&D) loans were $149.3 million at third quarter-end, representing 37.5 percent of the loan portfolio; they increased by only $2.9 million or 2.0 percent since year-end 2007. Approximately 95 percent of the loan portfolio is collateralized by real estate.

Nonperforming assets, including Other Real Estate Owned (OREO), totaled $12.1 million, or 2.46 percent of assets at September 30, 2008, compared with $11.6 million or 2.34 percent of assets for the linked quarter, and $179,000 or 0.04 percent of assets twelve months ago. C&D loans of $5.4 million accounted for the majority of nonperforming loans, followed by 1-4 family mortgage loans of $2.2 million and $2.0 million of CRE loans at September 30, 2008.

Deposits totaled $413.3 million at September 30, 2008, up $26.5 million, or 6.9 percent, from year-end 2007. Non-maturity deposits increased $3.0 million, or 3.2 percent, from year-end 2007, led by a $9.7 million, or 19.8 percent, increase in money market deposits. Non-maturity deposits were $98.6 million in total, representing 23.9 percent of deposits at September 30, 2008, compared with $95.6 million, or 24.7 percent at December 31, 2007. Time and brokered deposits increased $23.5 million, or 8.1 percent, over the past nine months. Core deposits, which include non-maturity deposits as well as retail time deposits, were $197.6 million at September 30, 2008, representing 47.8 percent of total deposits.

Shareholders’ equity at September 30, 2008 was $21.0 million compared to $28.5 million at December 31, 2007. Shares outstanding at period-end were 3,841,785.

Mr. Crouch summarized, “We plan to keep focused on our highest priority goals: improved capital position, asset quality and enhanced profitability, while we maintain the same high quality service our customers have come to expect from Cape Fear Bank. We are happy to announce that we anticipate our annual meeting to be held on December 30, 2008 at the UNC-W Executive Development Center.”

About the Company

Cape Fear Bank (the “Bank”), was established in 1998 as a community bank, developed and managed by local residents of the communities it serves, who are committed to improving the quality of their local banking experience. Cape Fear Bank Corporation, the parent company, was formed in June 2005. The Bank serves the southeastern North Carolina market area with eight full-service banking offices, including three in New Hanover County, two in Pender County, and three in Brunswick County. The Company’s stock is listed on the NASDAQ Capital Market under the symbol ‘CAPE’.

Forward-Looking Statements

This Report and its exhibits contain statements relating to Cape Fear Bank Corporation (the Company) and its financial condition, results of operations, plans, strategies, branch expansion plans, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Company’s Annual Report on Form 10-K and in other reports filed with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the Commission’s website at www.sec.gov. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the current environment and economic impact of problems in the financial services industry, and governmental and other actions related thereto; (b) the financial success or changing strategies of the Company’s customers; (c) customer acceptance of services, products and fee structure; (d) changes in competitive pressures among depository and other financial institutions or in its ability to compete effectively against larger financial institutions in its banking market; (e) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect its business; (f) its ability to manage growth and to underwrite increasing volumes of loans; (g) the impact on profits of increased staffing and expenses resulting from expansion; (h) changes in the interest rate environment and the level of market interest rates that reduce net interest margin and/or the volumes and values of loans made and securities held; (i) weather and similar conditions, particularly the effect of hurricanes on banking and operations facilities and on its customers and the coastal communities in which it conducts business; (j) changes in general economic or business conditions and the real estate market in its banking market (particularly changes that affect its loan portfolio, the abilities of borrowers to repay their loans, and the values of loan collateral); (k) other developments or changes in the Company’s business that it does not expect; and (l) the impact on financial institutions in general of recent adverse conditions in the banking industry and the credit and securities markets. Although management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

CAPE FEAR BANK CORPORATION

FIVE-QUARTER PERFORMANCE SUMMARY

	At or For the Quarter Ended					At or for the Nine Months Ended
(In thousands, except per share data)	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	9/30/2008	9/30/2007
Performance Highlights
Earnings:
Total revenue (Net int. income + nonint. income)	$2,969	$2,872	$3,144	$3,518	$3,676	$8,985	$10,815
Net interest income	$2,547	$2,429	$2,698	$3,029	$3,348	$7,676	$9,835
Provision for loan losses	$6,005	$375	$793	$970	$50	$7,173	$125
Noninterest income	$422	$443	$446	$489	$328	$1,309	$980
Noninterest expense	$4,529	$3,533	$3,366	$2,635	$3,193	$11,428	$9,037
Net (loss) income	$(4,543)	$(599)	$(441)	$53	$359	$(5,583)	$1,292
Per Share Data:
Basic earnings (loss) per share	$(1.18)	$(0.16)	$(0.12)	$0.01	$0.10	$(1.46)	$0.34
Diluted earnings (loss) per share	$(1.18)	$(0.16)	$(0.12)	$0.01	$0.09	$(1.46)	$0.34
Book value per share	$5.45	$7.03	$7.38	$7.56	$7.49	$5.45	$7.49
Performance Ratios:
Return on average assets	-3.74%	-0.50%	-0.38%	0.05%	0.32%	-1.55%	0.39%
Return on average equity	-67.95%	-8.41%	-6.19%	0.74%	5.17%	-26.67%	6.26%
Net interest margin, taxable equivalent	2.18%	2.14%	2.41%	2.72%	3.11%	2.25%	3.10%
Efficiency ratio	152.54%	123.02%	107.06%	74.90%	86.86%	127.19%	83.56%
Non-interest income to total revenue	14.21%	15.42%	14.19%	13.90%	8.92%	14.57%	9.06%
Capital & Liquidity:
Total equity to total assets	4.27%	5.45%	6.03%	6.14%	6.22%	4.27%	6.22%
Total loans to total deposits	96.40%	95.40%	94.24%	95.85%	93.78%	96.40%	93.78%
Regulatory leverage ratio	6.47%	7.79%	8.04%	8.58%	8.64%	6.47%	8.64%
Tier 1 capital ratio	7.47%	9.00%	9.60%	9.87%	10.07%	7.47%	10.07%
Total risk-based capital ratio	9.28%	10.43%	10.99%	11.21%	11.43%	9.28%	11.43%
Asset Quality:
Net loan charge-offs (recoveries)	$100	$676	$348	$(5)	$—	$1,123	$(134)
Net loan charge-offs (recoveries) to average loans	0.10%	0.70%	0.37%	-0.01%	0.00%	0.39%	-0.05%
Nonperforming loans +90 days past due	$9,844	$9,041	$6,677	$8,309	$177	$9,844	$177
Other real estate and repossessed assets	$2,230	$2,578	$1,846	$—	$2	$2,230	$2
Nonperforming assets +90 days past due	$12,074	$11,619	$8,523	$8,309	$179	$12,074	$179
NPAs + loans 90 days past due to total assets	2.46%	2.34%	1.82%	1.79%	0.04%	2.46%	0.04%
Allowance for loan losses	$11,820	$5,915	$6,216	$5,771	$4,795	$11,820	$4,795
Allowance for loan losses to total loans	2.97%	1.52%	1.66%	1.56%	1.34%	2.97%	1.34%
Allowance for loan losses to NPAs	97.90%	50.91%	72.93%	69.45%	2678.77%	97.90%	2678.77%
Period End Balances:
Assets	$491,157	$496,038	$469,570	$464,313	$453,478	$491,157	$453,478
Total earning assets (before allowance)	$470,296	$470,149	$449,580	$444,926	$434,163	$470,296	$434,163
Total Loans (before reserves)	$398,416	$389,343	$375,284	$370,678	$357,962	$398,416	$357,962
Deposits	$413,287	$408,119	$398,217	$386,738	$381,697	$413,287	$381,697
Shareholders’ equity	$20,953	$27,016	$28,338	$28,491	$28,199	$20,953	$28,199
Full-time equivalent employees	95	100	102	105	101	95	101
Shares outstanding	3,841,785	3,841,785	3,841,785	3,766,295	3,766,295	3,841,785	3,766,295
Average Balances:
Assets	$486,526	$480,735	$470,222	$461,122	$447,870	$479,188	$443,884
Earning assets	$463,081	$456,920	$450,732	$441,581	$427,670	$456,933	$424,502
Total Loans (before reserves)	$393,975	$385,198	$373,546	$365,068	$349,568	$384,275	$344,661
Deposits	$404,000	$398,039	$391,492	$384,041	$375,058	$397,867	$371,711
Shareholders’ equity	$26,744	$28,505	$28,500	$28,592	$27,771	$27,912	$27,506
Shares outstanding, basic - wtd	3,841,785	3,841,785	3,806,971	3,766,295	3,766,224	3,829,990	3,766,010
Shares outstanding, diluted - wtd	3,841,785	3,841,785	3,806,971	3,855,925	3,833,457	3,829,990	3,843,842

CAPE FEAR BANK CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(In thousands, except share and per share data)
INTEREST INCOME
Loans	$6,068	$7,280	$18,471	$21,299
Investment securities available for sale	789	849	2,404	2,484
FHLB Stock	20	33	94	95
Other interest-earning assets	15	55	73	255

TOTAL INTEREST INCOME	6,892	8,217	21,042	24,133

INTEREST EXPENSE
Money market, NOW and savings deposits	546	709	1,477	1,903
Time deposits	3,341	3,596	10,434	10,735
Short-term borrowings	60	15	166	59
Long-term borrowings	398	549	1,289	1,601

TOTAL INTEREST EXPENSE	4,345	4,869	13,366	14,298

NET INTEREST INCOME	2,547	3,348	7,676	9,835
PROVISION FOR LOAN LOSSES	6,005	50	7,173	125

NET INTEREST (LOSS) INCOME AFTER PROVISION FOR LOAN LOSSES	(3,458)	3,298	503	9,710

NON-INTEREST INCOME
Service fees and charges	273	191	814	525
Gain/(loss) on sale of investments	—	(7)	20	(11)
Income from bank owned life insurance	87	101	299	282
Other	62	43	176	184

NON-INTEREST INCOME	422	328	1,309	980

NON INTEREST EXPENSE
Salaries and employee benefits	2,153	1,683	5,395	4,893
Occupancy and equipment	546	542	1,671	1,415
Other	1,830	968	4,362	2,729

TOTAL NON-INTEREST EXPENSE	4,529	3,193	11,428	9,037

(LOSS) INCOME BEFORE INCOME TAXES	(7,565)	433	(9,616)	1,653
INCOME TAX (BENEFIT) EXPENSE	(3,022)	74	(4,033)	361

NET (LOSS) INCOME	$(4,543)	$359	$(5,583)	$1,292

NET (LOSS) INCOME PER COMMON SHARE
Basic	$(1.18)	$0.10	$(1.46)	$0.34

Diluted	$(1.18)	$0.09	$(1.46)	$0.34

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	3,841,785	3,766,224	3,829,990	3,766,010

Effect of dilutive stock options	—	67,233	—	77,832
Diluted	3,841,785	3,833,457	3,829,990	3,843,842

CAPE FEAR BANK CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30, 2008 (Unaudited)	December 31, 2007*
	(In thousands, except share data)
ASSETS

Cash and due from banks	$5,465	$6,257
Interest earning deposits in other banks	637	1,413
Fed funds sold	5,297	25
Investment securities available for sale, at fair value	63,121	70,227
Time deposits in other banks	100	199

Loans	398,416	370,678
Allowance for loan losses	(11,820)	(5,771)

NET LOANS	386,596	364,907

Accrued interest receivable	2,128	2,343
Premises and equipment, net	3,875	3,580
Stock in Federal Home Loan Bank of Atlanta, at cost	2,725	2,384
Foreclosed real estate and repossessions	2,230	—
Bank owned life insurance	10,094	9,876
Other assets	8,889	3,102

TOTAL ASSETS	$491,157	$464,313

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits
Demand	$24,227	$28,042
Savings	2,923	5,276
Money market and NOW	71,438	62,249
Time	314,699	291,171

TOTAL DEPOSITS	413,287	386,738

Short-term borrowings	25,000	17,000
Long-term borrowings	27,310	29,310
Accrued interest payable	706	772
Accrued expenses and other liabilities	3,902	2,002

TOTAL LIABILITIES	470,205	435,822

Shareholders’ Equity
Common stock, $3.50 par value, 12,500,000 shares authorized; 3,841,785 and 3,766,295 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	13,446	13,182
Additional paid-in capital	14,373	14,048
Accumulated retained (deficit) earnings	(4,591)	1,609
Accumulated other comprehensive loss	(2,276)	(348)

TOTAL SHAREHOLDERS’ EQUITY	20,952	28,491

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$491,157	$464,313

*	Derived from audited financial statements